Exhibit B.43.3
Amending or Restating
Certificate of Incorporation



                          State of Connecticut
                         Secretary of The State

  Action by board of Directors

1.  Name of Corporation:

    Yankee Gas Services Company                  June 27, 1989

2. This Certificate of Incorporation is Amended Only by the following resolution.


  RESOLVED that in accordance with Section 33-341 of the Connecticut Stock Corporation Act and Section 4(b) of the Company's Certificate of Incorporation, as amended, the Board of Directors does hereby amend the Company's Certificate of Incorporation to add to Section 4 thereof a new subsection (i) in the form of Exhibit A hereto, consisting of the provisions entitled "I. General Provisions of Preferred Stock" and "II. 9-1/8% Redeemable Preferred Stock".

3. N/A

4. The above resolution was adopted by the board of dirctors actiong alone.

5. The number of affirmative votes required to adopt such resolution is 3.

6. _____The number of directors' votes in favor of the resolution was 5. We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

     Philip T. Ashton, President         Mary J. Healey, Secretary
    /S/ Philip T. Ashton                /S/ Mary J. Healey



                                               Exhibit A

                            AMENDMENT
                               TO
                    CERTIFICATE OF INCORPORATION
                                OF
                    YANKEE GAS SERVICES COMPANY

The following new subsection (i) is hereby added to
Section 4 of the Certificate of Incorporation:

   (i) I. General Provisions of Preferred Stock

 The following provisions shall apply to all of the Preferred Stock irrespective of series:

   (A) The holders of the Preferred Stock of each series shall be entitled to receive dividends, payable when and as declared by the board of directors, on such dates and at such rates as shall be determined for the respective series, from the first day of the current dividend period within which such stock shall have been originally issued, before any dividends shall be declared or paid upon or set apart for the Common Stock or any other class of stock of the corporation not having preference over the Preferred
Stock as to payment of dividends. Such dividends shall be cumulative, whether or not earned or declared, so that if for any dividend period or periods dividends shall not have been paid or declared and set apart for payment upon all outstanding Preferred
Stock at the rates determined for the respective series, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be declared or paid upon the Common Stock or any other class of stock of the corporation not having preference over the Preferred Stock as to payment of dividends and before any other distribution be made on any Common
Stock or any other class of stock of the corporation not having preference over the Preferred Stock as to payment of dividends, nor shall any money be paid to or set aside for the redemption, purchase or other acquisition of any shares of Common Stock or any other class of stock not having preference over the Preferred
Stock as to the payment of dividends, whether pursuant to a sinking fund or otherwise, unless on or before the date of such dividend payment, other distribution, redemption, purchase or other acquisition all unpaid dividends upon all outstanding
Preferred Stock at the rates determined for the respective series shall have been fully paid or declared and set apart for payment.
Any dividends paid on the Preferred Stock in an amount less than full cumulative dividends in arrears upon all Preferred Stock outstanding shall, if more than one series be outstanding, be divided between the different series in proportion to the aggregate amounts which would be distributable to the Preferred Stock of each series if full cumulative dividends were simultaneously declared and paid thereon without regard to the applicable dividend payment dates.

   (B) When full cumulative dividends as aforesaid upon the Preferred Stock of all series then outstanding for all past dividend periods and for the current dividend periods shall have been paid or daclared and set apart for payment, and all redemptions, purchases or other acquisitions of shares of Preferred Stock required to be made on or prior to the date of such declaration by this certificate of incorporation shall have been made, or funds shall have been set apart for such purpose, the Board of Directors may declare dividends on the Common Stock or any other class of stock over which the Preferred Stock has preference as to payment of dividends, and no holders of any series of the Preferred Stock as such shall be entitled to share therein.

   (C) Upon any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series, without any preference of the shares of any series of Preferred Stock over the shares of any other series of Preferred Stock, shall be entitled to receive out of the assets of the corporation, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of Common Stock or of any other class of stock not having preference as to assets over the Preferred Stock, the amount determined to be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be. In case the assets shall not be sufficient to pay in full the amounts determined to be payable on all the shares of Preferred Stock in the event of voluntary or involuntary liquidation, as the case may be, then the assets available for such payment shall be distributed to the extent available as follows: first, to the payment, pro rata, of an amount per share on each share of Preferred Stock outstanding irrespective of series equal to the par value thereof; second, to the payment of the unpaid dividends accrued on such shares to the date of payment, such payment to be made pro rata in accordance with the amount of accrued dividends on each such share; and, third, to the payment of any amounts in excess of the par value per share plus accrued unpaid dividends which shall have been determined to be payable on the shares of any series of Preferred Stock in the event of voluntary or involuntary liquidation, as the case may be, such payment also to be made pro rata in accordance with the amount, if any, so payable on each such share. After payment to the holders of the Preferred Stock of the full preferential amounts hereinabove provided for, the holders of the Preferred Stock as such shall have no right or claim to any of the remaining assets of the corporation, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets, to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed among the holders of the Common Stock or of any other class of stock over which the Preferred Stock has preference as to assets. Without limiting the right of the corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger, or consolidation, the sale of all or substantially all of the property of the corporation to, or the merger or consolidation of the corporation with or into, any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation, or winding up for the purposes of this paragraph.

   (D) At the option of the board of directors of the corporation, the corporation may redeem any series of Preferred Stock determined to be redeemable, or any part of any series, at any time at the redemption price determined for such series; provided, however, that not less than thirty nor more than sixty days previous to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the Preferred Stock so to be redeemed, by mail or publication, in such manner as may be prescribed by resolution of the board of directors; and, provided, further, that, in every case of redemption of less than all of the outstanding shares of any one series of Preferred Stock, the shares of such series to be redeemed shall be chosen by lot, pro rata or in such other manner as may be prescribed by the provisions applicable with respect to any series. At any time after notice of redemption has been given in the manner prescribed by resolution of the board of directors to the holders of stock so to be redeemed, the corporation may deposit the aggregate redemption price with some bank or trust company in the City of Hartford, Connecticut, or the Borough of Manhattan, City of New York, New York, named in such notice (the "Depository"), payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, upon endorsement to the corporation, or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon the deposit of said money as aforesaid, or, if no such deposit is made, upon said redemption date (unless the corporation defaults on making payment of the redemption price as set forth in such notice), such holders shall cease to be shareholders with respect to said shares, and from and after the making of said deposit or, if no such deposit is made, after the redemption date (the corporation not having defaulted in making payment of the redemption price an set forth in such notice), the said holders shall have no interest in or claim against the corporation with respect to said shares, but from and after the date fixed for redemption as aforesaid shall be entitled only to receive said moneys from the Depository, or if no such deposit is made, or such deposit has been made and thereafter paid over to the corporation as hereinafter provided, from the corporation, without interest thereon, upon endorsement, if required, and surrender of the certificates as aforesaid.

   In case the holder of any such Preferred Stock shall not, with two years after said deposit, claim the amount deposited as above stated for the redemption thereof, the Depositary shall upon demand pay over to the corporation such amounts so deposited and the Depositary, but not the corporation, shall thereupon be relieved from all responsibility to the holder thereof.

   Nothing herein contained shall limit any legal right of the corporation to purchase any shares of the Preferred Stock. Any shares of Preferred Stock redeemed, purchased or otherwise acquired shall not be reissued but shall be retired unless cancelled by the board of directors.

   (E) So long as any shares of the Preferred Stock are outstanding, the corporation shall not

(a) without the affirmative vote in favor thereof of the holders of at least 66-2/3% of the total number of shares of Preferred Stock at the time outstanding, voting as a single class, adopt an amendment of the certificate of incorporation which would either create or authorize any shares of any class preferred as to dividends or assets over the Preferred
Stock, or (ii) change any of the rights and preferences of the then outstanding Preferred Stock in any manner prejudicial to the holders thereof;
provided, however, that nothing in this paragraph contained shall authorize the adoption of any amendment of the certificate of incorporation by the vote of the holders of a smaller number of shares of Preferred Stock, or of any other class of stock, or of all classes of stock, than is required for adoption of such amendment by the provisions of the Connecticut
Stock Corporation Act at the time applicable thereto;

(b) sell, lease, exchange, or otherwise dispose of all or substantially all its property or merge or consolidate with or into any other corporation or corporations, without the affirmative vote in favor of such sale, lease, exchange, disposition, merger or consolidation of the holders of at least a majority of the total number of shares of Preferred Stock at the time outstanding, voting as a single class; provided, however, that nothing in this paragraph contained shall authorize any such sale, lease, exchange, disposition, merger or consolidation by the vote of the holders of a smaller number of shares of the Preferred Stock, or of any other class of stock, or of all classes of stock, than is required for such sale, lease, exchange, disposition, merger or consolidation by the provisions of the Connecticut Stock Corporation
Act at the time applicable thereto; and provided, further, that the provisions of this paragraph shall not apply to a merger in which the corporation is the surviving corporation and in which no stock of the corporation of any class or series shall be converted into or shall become exchangeable for securities, rights or property of any description, cash, or any combination thereof, or to a purchase or other acquisition by the corporation of franchises or assets of another corporation in any manner which does not involve a merger or consolidation;

(c) issue, sell or otherwise dispose of any shares of Preferred Stock of any series, or issue, sell or otherwise dispose of any class of stock ranking pari passu with or senior to the Preferred Stock as to the payment of dividends or as to liquidation, unless the Income before Interest Charges of the corporation available for the payment of interest for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance, sale or disposition of such stock (including, in any case in which such stock is to be issued, sold or otherwise disposed of in connection with the acquisition of property, the Income before Interest
Charges of the property to be so acquired, computed on the same basis as the Income before Interest Charges of the corporation available for the payment of interest) is at least equal to one and one-half
(1-1/2) times the aggregate of the annual interest requirements (adjusted by provision for amortization of debt discount and expense or of premium on debt, as the case may be) on all outstanding funded indebtedness of the corporation and the annual dividend requirements (adjusted by provision for amortization of Preferred Stock premium and expense) on all shares of Preferred Stock and of all classes of stock over which the Preferred Stock does not have preference as to the payment of dividends and as to liquidation, including the shares proposed to be issued, to be outstanding immediately following such issuance, sale or disposition.

   (F) The term "outstanding", whenever used herein with respect to shares of Preferred Stock or of any other class of stock which are by their terms redeemable, or with respect to bonds or other evidences of indebtedness, shall not include any such shares or bonds or evidences of indebtedness which have been called for redemption in accordance with the provisions applicable thereto, of which call for redemption notice shall have been given, as required by such provisions, and for the redemption of which a sum of money sufficient to pay the amount payable on such redemption shall have been deposited with a bank or trust company, in trust for such purpose, or any bonds or other evidences of indebtedness for the payment of which at maturity provision has been made in a similar manner.

   "Income before Interest Charges of the corporation available for the payment of interest", as that term is used herein, shall be determined in accordance with the uniform systems of accounts then prescribed for the corporation by the Department of Public Utility Control of the State of Connecticut (or by such other official body as may then have authority to prescribe such systems of accounts), but in any event after deducting taxes (other than Federal income and excess profits taxes or other taxes howsoever denominated and by whomsoever imposed which are imposed in income after the deduction of interest charges) and the amount charged by the corporation on its books to depreciation expense.

   "Funded indebtedness" of the corporation shall include, at any date, indebtedness of the corporation which would, in accordance with generally accepted accounting principles, be classified as funded indebtedness, and all indebtedness of the corporation, whether secured or unsecured, having a final maturity (or which, pursuant to the terms of a revolving credit agreement or otherwise, is renewable or extendable at the option of the corporation for a period ending) one year or more after the date of the creation thereof, notwithstanding that payments in respect thereof (whether installment, serial maturity or sinking fund payments or otherwise) are required to be made by the corporation less than one year after the date of the creation thereof.

   (G) Whenever dividends on any share of the Preferred Stock are in arrears in an amount equal to or exceeding six quarterly dividend payments, or whenever there shall have occurred any other default in the observance of any of the provisions of the certificate of incorporation relating to the Preferred Stock, then the holders of the Preferred Stock shall be given notice of all shareholders' meetings and shall have the right to elect, voting together as a class, two (2) directors. When all dividend arrearages have been paid and other defaults have terminated, the right of the holders of the Preferred Stock to receive such notice and to vote shall cease, subject to being again revived upon any subsequent such arrearage in the payment of dividends in the amount set forth above or subsequent occurrence of such default.

   Whenever the right of the holders of the Preferred Stock to elect directors accrues, such election of a new board of directors shall take place at the next regular annual meeting of shareholders. When such right ceases, the corporation may cause a special meeting of the shareholders to be held for the purpose of electing a new board of directors. Forthwith upon the election and qualification of the new board of directors in either case, the terms of office of the existing directors shall terminate. During any period that the holders of the Preferred Stock have the right to elect directors hereunder, the number of positions on the board of directors shall be no greater than five (5).

     II. 9-1/8% Redeemable Preferred Stock

   The initial series of Preferred Stock shall be known and designated as 9-1/8% Redeemable
Preferred Stock, the terms, limitations and relative rights and preferences of which, in addition to those applicable to all Preferred
Stock as a class, shall be as follows:

   1. Number of Shares. The number of shares constituting the 9-1/8% Redeemable Preferred stock shall be 600,000.

   2. Fixed Dividend Rate. The annual dividend rate on the 9-1/8% Redeemable Preferred Stock shall be 9-1/8 percent of the par value per share in cash, and such dividends shall be cumulative, whether or not earned or declared, from July 1, 1989, the initial date of issuance thereof, with the first dividend payable October 1, 1989,and quarterly dividend payment dates being, January 1, April 1, July 1, and October 1 in each year.

   3. Fixed Liquidation Price. The amount payable to the holders of the 9-1/8% Redeemable Preferred Stock upon voluntary or involuntary dissolution, liquidation or winding up of the corporation shall be at the rate of $25 per share in cash, plus an amount per share equal to all unpaid dividends accrued thereon to the date of payment and plus such additional amount, if any, as may be payable with respect to such share pursuant to the written agreement providing for the purchase of the shares of such series.

   4.  Redemption

   (a) So long as any shares of the 9-1/8% Redeemable
Preferred Stock shall be outstanding, the corporation shall, from funds legally available therefor, on July 1, 1995 and on each July 1 thereafter, retire through redemption at $25 per share, plus an amount per share equal to all unpaid dividends accrued thereon to the date designated for such redemption and plus such additional amount, if any, as may be payable with respect to such share pursuant to the written agreement providing for the purchase of the shares of such series, 60,000 shares of the 9-1/8% Redeemable Preferred Stock (or all of the shares of the 9-1/8% Redeemable Preferred Stock outstanding on any such July 1 if the number then outstanding is less than 60,000). The number of shares required to be retired in each year pursuant to this subparagraph (a) shall be subject to reduction by application of a credit as provided in paragraph
(c) of this section 4.

   (b) On each date designated for the redemption of shares of 9-1/8% Redeemable Preferred Stock pursuant to paragraph (a) of this section 4, the corporation may at its option and in addition to the shares of such series required to be retired pursuant thereto, retire through redemption additional shares of the 9-1/8% Redeemable Preferred Stock at $25 per share plus the amount of any dividends accrued thereon to such date; provided, however, that no shares of such series may be retired pursuant to this paragraph (b) when there exists any deficiency in the retirement of shares pursuant to paragraph (a) of this section 4, and provided, further, that the right to retire additional shares of the 9-1/8% Redeemable Preferred Stock pursuant to this paragraph (b) shall be limited to a cumulative total of 60,000 shares over the period during which any shares of 9-1/8% Redeemable Preferred Stock shall be outstanding.

   (c) There shall be allowed to the corporation as a credit against the number of shares of 9-1/8% Redeemable Preferred Stock required to be retired pursuant to paragraph
(a) of this section 4 for any year or years shares of such series that the corporation has at any time theretofore redeemed (otherwise than pursuant to paragraphs (a) and (b) of this section 4), purchased or otherwise acquired for value and retired or cancelled and that have not theretofore been used for the purpose of any that have not theretofore been used for the purpose of any credit under this paragraph (c) such credit to be allocated among the record holders of shares of such series in propertion, as nearly as practicable, to the total number of shares of such series then held by them of record.


   (d) The obligation of the corporation
to retire shares of 9-1/8% Redeemable Preferred
Stock pursuant to paragraph (a) of this section 4 shall be cumulative, so that, if in any year the corporation shall not retire the number of shares so required to be retired after the application of the credit provided for in paragraph (c) of this section 4, the obligation to retire such shares shall continue and funds legally available therefor shall be applied for such purpose until such obligation is discharged.

   (e) So long as any shares of the
9-1/8% Redeemable Preferred Stock shall be outstanding, in no event shall any dividends whatsoever, whether in cash, stock or otherwise, be paid or declared, or any other distribution be made on any Common Stock or any other class of stock of the corporation not having preference over the Preferred Stock as to payment of dividends, nor shall any shares of Common Stock or any other class of stock not having preference over the Preferred
Stock as to the payment of dividends be redeemed, purchased, or otherwise acquired for value by the corporation, nor shall any money be paid to or set aside for a sinking fund for the redemption, purchase or other acquisition of any shares of Common Stock or any other class of stock not having preferences over the Preferred Stock as to the payment of dividends unless on or before the preceding date designated for the redemption of shares of 9-1/8% Redeemable Preferred Stock the corporation shall have retired the aggregate number of shares of such series required to have been retired by such date pursuant to paragraph (a) of this section 4.

   (f) If funds legally available to
retire shares of Preferred Stock are insufficient on any date designated for the redemption of shares of 9-1/8% Redeemable Preferred Stock pursuant to paragraph (a) of this section 4 to retire in full the number of shares required to be retired on such a date for all series of Preferred Stock for which retirement by redemption is required, the amount of such legally available funds to be applied to retired shares of 9-1/8% Redeemable Preferred Stock on such date shall be that amount of such legally available funds that is equal to the ratio that the fixed liquidation value of the shares of 9-1/8%
Redeemable Preferred Stock required to be retired on such date bears to the fixed liquidation value of all the shares of all series of Preferred
Stock required to be retired by redemption on such date.

   (g) The 9-1/8% Redeemable Preferred
Stock may not be called for redemption at the option of the corporation prior to July 1, 1994.
All or part or the 9-1/8% Redeemable Preferred
Stock at any time outstanding may be called by vote of the board of directors of the corporation for redemption at any time on or after July 1, 1994, and when redeemed during any period set forth in the following table, at the redemption price (stated as a percentage of par value) set opposite such period in the table (plus in each case the amount of any dividends accrued or in arrears thereon to such date):

   Period During which Redeemed     Redemption Price

   July 1, 1994 through June 30, 1995    105.866%
   July 1, 1995 through June 30, 1996    105.214%
   July 1, 1996 through June 30, 1997    104.563%
   July 1, 1997 through June 30, 1998    103.911%
   July 10 1998 through June 30, 1999    103.259%
   July 1, 1999 through June 30, 2000    102.607%
   July 1, 2000 through June 30, 2001    101.955%
   July 1, 2001 through June 30, 2002    101.304%
   July 1, 2002 through June 30, 2003    100.652%
   July 1, 2003 through June 30, 2004    100.000%

   So long as any dividends are in
arrears on any outstanding shares of 9-1/8%
Redeemable Preferred Stock, the corporation may not redeem under this paragraph (g) less than the whole amount of the outstanding 9-1/8% Redeemable
Preferred Stock.

   (h) In case of the redemption of only a part of the outstanding shares of 9-1/8% Redeemable Preferred Stock pursuant to any of the foregoing paragraphs of this section 4, among the recordholders of shares of such series in proportion, as nearly as practicable, to the total number of shares of such series then held by them of record.

   (i) Notwithstanding any contrary provisions of this section 4, the corporation shall also have the right to repurchase shares of 9-1/8% Redeemable Preferred Stock from the holders thereof in the circumstances and at the price set forth in the written agreement providing for the original purchase of the shares of such series.

   6. Waiver. The corporation may take action herein prohibited or omit to perform any act herein required to be performed by the corporation, but only with the approval by the vote or written consent or written waiver of the record holders of at least 66-2/3% of the outstanding shares of the 9-1/8% Redeemable Preferred Stock;
provided, however, that any such change in the provisions of this section 6 shall require the vote, written consent or written waiver of the record holders of all of the outstanding shares of the 9-1/8% Redeemable Preferred Stock.